                                 EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of August 1, 1997 (the "Effective Date") by and among Teleco Acquisition Corp., an Ohio corporation (the "Company") and Jon Satterthwaite ("Employee").

                                       RECITALS

A. The Company is acquiring, by purchase, a certain telecommunications company of which Employee is an owner and key executive (the "Purchased Company").

B. Employee's employment with the Company is a material inducement to the Company to consummate the purchase.

C. The Company desires to employ Employee and Employee desires to accept such employment upon the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt, adequately and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

SECTION 1 - EMPLOYMENT AND TERMS

    Subject to the terms and conditions hereinafter set forth, the Company will employ Employee as Vice President, commencing on the Effective Date hereof and continuing for an initial term ending on the second anniversary of the Effective Date hereof (the "Initial Term"). Except as hereinafter provided in Section 4, this Agreement will automatically renew from year to year after the Initial Term. Either party may terminate Employee's employment effective at the end of the Initial Term or any renewal period by providing thirty (30) days prior written notice to the other party.

SECTION 2 - DUTIES AND AUTHORITY

    During the term of this Agreement, and subject to the direction and control of the Chairman and Board of Directors of the Company, Employee agrees to devote Employee's full business time, best efforts, skill and attention to the advancement of the Company. Employee's duties and authority shall be consistent with the general job description attached hereto as EXHIBIT "A".

SECTION 3 - COMPENSATION

    Employee will be entitled only to the compensation set forth in this section. During the term of Employee's employment hereunder, the Company will compensate Employee as follows:

    (a) BASE SALARY. A base salary, payable in accordance with the Company's prevailing payroll practices (and subject to the normal and customary payroll deductions) of $80,000 per year. Employee and the Board of Directors of the Company may agree upon a different base salary, from time to time, for periods after the Initial Term.

    (b) COMMISSIONS. Employee's duties include managing the Company's "NewCo" Division (the "Division"). Employee understands and agrees that changes in the operations of the Company and its affiliates may require changing the description and responsibilities of the Employee, as determined by the Company in its absolute discretion. Commission calculated will be based on sales made personally by the Employee, and in accordance with the Commission Schedule(s) approved by the Board of Directors and the Company from time to time. Sales made with the participation of other employees will be subject to the Company's commission sharing policies in effect from time to time. Substitute, supplementary and/or additional Commission Schedules may be entered into by the parties and will constitute a part of this Agreement when signed by Employee and the CEO of the Company. In determining Employee's commissions the following shall apply:

              (i) Company shall calculate commissions due Employee based upon Employee's sales and the Commission Schedule then in effect for VPs.

              (ii) Company shall determine whether the Division has been profitable for two (2) consecutive quarters including the proposed payment of any commissions due Employee under (i) above.

              (iii)If the calculations in (ii) above shows a Division Profit,
                   Employee shall be entitled to receive full commissions due him. If the calculation in (ii) above shows a Division loss, Employee shall be entitled to receive commissions in an amount which will not reduce the Division Profit to zero. All commissions which would reduce the profit to zero or below shall be forever waived by the Employee.

              (iv) Commissions due Employee will be paid for each sale after receipt of payment from the customer the equipment and/or service was sold to; or after receipt of payment from the service provider (i.e., Long Distance Provider to the Company, RBOC or other service provider.

              (v) If for any reason, the Company receives a charge-back of paid commissions on an account sold by Employee, the commission paid to employee on that account, will be deducted from any compensation otherwise payable to Employee under this Agreement.

If required by the equipment or service provider, Employee will attend training provided by and become certified by the provider on those products and services on the Commission Schedule attached and incorporated by reference. In addition: (i) All prices and representations to customers must be under terms and agreements set forth by the Company and under the service or equipment provider's current rate, costs or tariffs; (ii) Standard service and equipment providers ordering procedures required by these providers must be followed and the proper order forms completed for submission to the provider; and (iii) Employee must complete and submit all internal Company forms required to properly maintain account status both and after installation of services. Requirements may change from time to time.

     (c) INCENTIVE BONUS. Provided that the Division's net profit, after taxes, exceeds ten (10%) percent of the Divisions Gross Revenues for the Company's fiscal year and the Gross Margin exceeds twenty eight (28%) percent, Employee will be entitled to receive an incentive bonus equal to twenty four (24%) percent of the net profit after taxes for the Division. (See "Exhibit B" attached for illustration.) The annual incentive bonus will be paid within thirty (30) days following the filing of the Company's 10-K, unless otherwise paid sooner at the discretion of the Board of Directors. Whenever the term "Net Profit" is used in this Agreement, it shall mean the Net Profit as determined by the Company's internal accounting staff pursuant to Profit and Loss Statements relating solely to the Division (P & L Statement), and shall be calculated in accordance with the Company's standard internal cost accounting practices, in effect from time to time.

     (d) EXPENSE REIMBURSEMENT. The Company will reimburse Employee's reasonable expenses incurred in the conduct of the Company's business provided such expenses are submitted in accordance with the Company's prevailing reimbursement policy.

     (e) HEALTH PLAN. Employee will be entitled to such health benefits (medical, dental, and any other) provided by the Company to its other regional vice presidents, as the same may be changed from time to time with approval of the Company's Board of Directors.

     (f) CAR ALLOWANCE. Employee's current lease on 1996 Buick Park Avenue will be paid by the Company and charged against the employee's P&L until the lease expires in September of 1998. After that date the employee will be entitled to a car allowance of $500 per month paid in accordance with the Company's car allowance program, as the same may be changed from time to time with the approval of the Board of Directors.

     (g) VACATION. Employee will be entitled to four weeks vacation each calendar year, commensurate with the vacation policy applicable to other regional vice presidents of the Company. No vacation shall be taken until Employee has been with the Company for at least six (6) months.

     (h) OTHER EMPLOYEE BENEFITS. Employee will be entitled to participate in all of the Company's profit sharing, retirement, deferred compensation and savings plans, as the same may be in effect and amended from time to time for its vice presidents.

SECTION 4 - TERMINATION FOR CAUSE. The Company may terminate Employee's employment with the Company for Cause, effective upon five (5) days written notice to Employee. For purposes of this Agreement, "For Cause" means: (I) material breach by Employee of this Agreement, or Employee's Non-Competition Agreement; (II) fraud, embezzlement, defalcation, or misappropriation of funds or other property of the Company or any of the Company's affiliates;
(III) willfull, material failure or refusal by Employee to perform Employee's duties as provided herein (including, without limitation, failure due to death or disability); or (IV) failure to generate a profit for the Division at the end of the Initial Term, or any subsequent anniversary of the Initial Term as determined by the Profit & Loss Statement generated by the Company. Employee acknowledges that notwithstanding the automatic renewal provision of this Agreement following the Initial Term, Company shall have the right to terminate this Agreement after the Initial Term once the twelve (12) month profit figures become available to the Company, and provided they demonstrate that the Division failed to generate a profit during the Initial Term of this Agreement. "Company Affiliates" means Telecomm Industries Corp. ("Telecomm") and any subsidiary or commonly owned corporation, partnership, limited liability company, joint venture, or other entity of Telecomm.

     (a) RETURN OF PROPERTY. Upon the termination of Employee's employment with the Company, Employee will return to the Company all property of the Company and any of the Company's affiliates, including, but not limited to keys, credit cards, cars, financial reports, customer and supplier information and all other materials relating to the business of the Company.

     (b) AUTOMATIC RESIGNATION. If Employee's employment terminates for any reason, Employee's office and directorship, if any whether with the Company or the Company's Affiliates, shall also automatically terminate on the date of notice of termination (whether notice of termination is provided by the Company or Employee), and Employee, thereupon, shall be deemed to have resigned from such office and directorship.

SECTION 5 - NON-WAIVER

     The failure of either party at any time or from time to time to require performance of any of the other party's obligations under this Agreement will not affect such party's rights to enforce any provision of this Agreement at a subsequent time, and the waiver of any right arising out of any subsequent breach.

SECTION 6 - NOTICES

     All notices and other communications hereunder will be in writing and will be either personally delivered or mailed by certified mail, return receipt requested, addresses as follows:

          To Employee:        Jon Satterthwaite

           With a copy to:     (Employee Attorney - Optional)

           To the Company:     James M. Lowery
                               1665 West Quincy Avenue #151
                               Naperville, Illinois 60540

           With a copy to:     Melvyn E. Resnick, Esq.
                               153 E Erie Street
                               Painsville, OH 44077

Either party may designate a different address pursuant to written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications will be effective when deposited in the mail or upon personal delivery, addressed as aforesaid.


SECTION 7 - MISCELLANEOUS

     (a) FREEDOM OF CONTRACT. Employee represents and warrants to the Company that Employee is free to enter into this Agreement as contemplated hereby and that Employee has no prior or other obligations or commitments of any kind to any other person, corporation, partnership, association, or business organization which would in any way hinder or interfere with Employee's obligations hereunder or the exercise of Employee's best efforts hereunder, including, without limitation, no non-competitive or confidentiality restrictions. Employee further covenants and agrees to indemnify and hold harmless the Company, the Company's Affiliates, shareholders, directors, officers and employees (and their respective heirs, representatives, successors and assigns) from and against and in respect of any loss, costs, damage or expense (including attorney's fees arising out of or resulting from the breach of the foregoing representation.

     (b) AMENDMENTS. This Agreement may be amended from time to time, so long as such amendments are in writing and executed by the parties hereto.

     (c) ASSIGNMENTS. This Agreement is for personal services to be provided by Employee and may not be assigned or transferred by Employee to, or the obligations of Employee performed by any other party. Similarly, this Agreement and the rights and obligations thereunder may not be assigned by the Company to any other party, except to any of the Company's Affiliates (whether by way of sale, disposition, merger, consolidation, reorganization or otherwise).

     (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior contemporaneous agreements, understandings, negotiations and discussions, whether oral or written respecting the within subject matter.

     (e) GOVERNING LAW. This Agreement will be governed by, and constructed in accordance with, the laws of the State of Ohio.

     (f) BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns, and Employee's heir, representatives and successors.

     (g) RECITALS. The recitals hereto are an internal part of this Agreement and are incorporated herein by reference.

     (h) COSTS AND EXPENSES. Each party will bear such party's expenses in connections with the negotiation and preparation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Teleco Acquisition Corp.

By: /s/ James M. Lowery                         By: /s/ Jon Satterthwaite
   --------------------------------                ---------------------------
    James M. Lowery, Chairman - CEO                 Jon Satterthwaite

                                 EXHIBIT "A"
                           TO EMPLOYMENT AGREEMENT

                    VICE PRESIDENT - TELECOMM INDUSTRIES
                    ------------------------------------


* The VP of the "NEWCO" Division will be responsible for sales revenue from any network, equipment or software sales and any other assigned product sales or related sales programs in his or her assigned Telecomm service areas as determined by the RVP and Board of Directors.

* The VP of Systems "NEWCO" Division will be responsible for the development, delivery and execution of the "NEWCO Business Plan, Policies and Procedures" as approved by the RVP and Telecomm Board of Directors and distributed by his or her Chairman.

* The VP of the "NEWCO" Division will manage the overall growth and profitability of projects assigned by his or her Branch RVP and will take actions necessary to attain local, divisional and corporate objectives.

* From time to time as needed, projects may arise where specific duties will be changing temporarily.


                             MEASURE OF SUCCESS:
                             -------------------


*     Percent attainment of Division revenue objectives for his or her Branch
      (P & L)

* Percent attainment of Telecomm's "NEWCO" Division Quota Objectives for Equipment, Software, Voice or Data network services or other assigned products and services.

*     Hiring and retention of qualified sales reps and technicians.

*     Implementation of Division market coverage goals.

* Delivery of complimentary products for distribution by his or her sales force.



THE COMPANY'S BOARD OF DIRECTORS HAS THE RIGHT TO CHANGE THIS DESCRIPTION TO MEET BRANCH, DIVISION AND CORPORATE OBJECTIVES.

                                       Sheet 1

                  "EXHIBIT B"
         FOR ILLUSTRATIVE PURPOSES ONLY
GROSS REVENUES (SOURCES OF FUNDS):
Commissions from Ameritech and others                            $   800,000.00      $   800,000.00
Sales of equipment and material                                  $   200,000.00      $   200,000.00
Other revenues                                                   $    50,000.00      $    50,000.00
  TOTAL SOURCES OF FUNDS                                         $ 1,050,000.00      $ 1,050,000.00

COGS (equipment, material, AE Salaries + commissions  etc.)      $   600,000.00      $   600,000.00
                                                                 --------------      --------------
GROSS MARGIN                                                     $   450,000.00      $   450,000.00
  gross margin as a percentage of gross revenues                    0.428571429         0.428571429

Costs for Operations:

Rent                                                             $    12,000.00      $    12,000.00
Telephone                                                        $     6,000.00      $     6,000.00
RVP/MVP Commissions @ 25%                                        $    25,000.00      $    25,000.00
RVP/MVP Salary                                                   $    38,400.00      $    80,000.00
Other expenses                                                   $    20,000.00      $    20,000.00
Interest Expense On Liabilities                                  $    36,000.00      $    36,000.00
Additional Corporate Contribution
Depreciation Expense                                             $     5,000.00      $     5,000.00            133333.3
                                                                 --------------      --------------

  TOTAL COST FOR OPERATIONS                                      $   142,400.00      $   184,000.00
                                                                 --------------      --------------

Gross Income Before Taxes (gross margin - cost ops.)             $   307,600.00      $   266,000.00
Income tax @ 40%                                                 $   123,040.00      $   106,400.00
                                                                 --------------      --------------
  NET INCOME AFTER TAX                                           $   184,560.00      $   159,600.00
  net income after tax as a percentage of gross revenues         $         0.18      $         0.15
24% share to RVP (Paul Satterthwaite)                            $    44,294.40      $    38,304.00
24% share to VP (Jon Satterthwaite)                              $    44,294.40      $    38,304.00
52% share to corporate                                           $    95,971.20      $    82,992.00

Cost per dollar to fund salary increase                                                       0.312
Cost in wholedollars (to be deducted from 24% share.)                                $    12,979.20


                                    Sheet 1

                  "EXHIBIT B"
         FOR ILLUSTRATIVE PURPOSES ONLY
GROSS REVENUES (SOURCES OF FUNDS):
Commissions from Ameritech and others                            $   800,000.00      $   800,000.00
Sales of equipment and material                                  $   200,000.00      $   200,000.00
Other revenues                                                   $    50,000.00      $    50,000.00
  TOTAL SOURCES OF FUNDS                                         $ 1,050,000.00      $ 1,050,000.00

COGS (equipment, material, AE Salaries + commissions etc.)       $   600,000.00      $   600,000.00
                                                                 --------------      --------------
GROSS MARGIN                                                     $   450,000.00      $   450,000.00
  gross margin as a percentage of gross revenues                    0.428571429         0.428571429

Costs for Operations:

Rent                                                             $    12,000.00      $    12,000.00
Telephone                                                        $     6,000.00      $     6,000.00
RVP/MVP Commissions @ 25%                                        $    25,000.00      $    25,000.00
RVP/MVP Salary                                                   $    38,400.00      $    80,000.00
Other expenses                                                   $    20,000.00      $    20,000.00
Interest Expense On Liabilities                                  $    36,000.00      $    36,000.00
Additional Corporate Contribution
Depreciation Expense                                             $     5,000.00      $     5,000.00            133333.3
                                                                 --------------      --------------

  TOTAL COST FOR OPERATIONS                                      $   142,400.00      $   184,000.00
                                                                 --------------      --------------

Gross Income Before Taxes (gross margin - cost ops.)             $   307,600.00      $   266,000.00
Income tax @ 40%                                                 $   123,040.00      $   106,400.00
                                                                 --------------      --------------
  NET INCOME AFTER TAX                                           $   184,560.00      $   159,600.00
  net income after tax as a percentage of gross revenues         $         0.18      $         0.15
24% share to RVP (Paul Satterthwaite)                            $    44,294.40      $    38,304.00
24% share to VP (Jon Satterthwaite)                              $    44,294.40      $    38,304.00
52% share to corporate                                           $    95,971.20      $    82,992.00

Cost per dollar to fund salary increase                                                       0.312
Cost in wholedollars (to be deducted from 24% share.)                                $    12,979.20


                                    Sheet 1

                  "EXHIBIT B"
         FOR ILLUSTRATIVE PURPOSES ONLY
GROSS REVENUES (SOURCES OF FUNDS):
Commissions from Ameritech and others                            $   800,000.00      $   800,000.00
Sales of equipment and material                                  $   200,000.00      $   200,000.00
Other revenues                                                   $    50,000.00      $    50,000.00
  TOTAL SOURCES OF FUNDS                                         $ 1,050,000.00      $ 1,050,000.00

COGS (equipment, material, AE Salaries + commissions etc.)       $   600,000.00      $   600,000.00
                                                                 --------------      --------------
GROSS MARGIN                                                     $   450,000.00      $   450,000.00
  gross margin as a percentage of gross revenues                    0.428571429         0.428571429

Costs for Operations:

Rent                                                             $    12,000.00      $    12,000.00
Telephone                                                        $     6,000.00      $     6,000.00
RVP/MVP Commissions @ 25%                                        $    25,000.00      $    25,000.00
RVP/MVP Salary                                                   $    38,400.00      $    80,000.00
Other expenses                                                   $    20,000.00      $    20,000.00
Interest Expense On Liabilities                                  $    36,000.00      $    36,000.00
Additional Corporate Contribution
Depreciation Expense                                             $     5,000.00      $     5,000.00
                                                                 --------------      --------------

  TOTAL COST FOR OPERATIONS                                      $   142,400.00      $   184,000.00
                                                                 --------------      --------------

Gross Income Before Taxes (gross margin - cost ops.)             $   307,600.00      $   266,000.00
Income tax @ 40%                                                 $   123,040.00      $   106,400.00
                                                                 --------------      --------------
  NET INCOME AFTER TAX                                           $   184,560.00      $   159,600.00
  net income after tax as a percentage of gross revenues         $         0.18      $         0.15
24% share to RVP (Paul Satterthwaite)                            $    44,294.40      $    38,304.00
24% share to VP (Jon Satterthwaite)                              $    44,294.40      $    38,304.00
52% share to corporate                                           $    95,971.20      $    82,992.00

Cost per dollar to fund salary increase                                                       0.312
Cost in wholedollars (to be deducted from 24% share.)                                $    12,979.20


                                    Page 1